UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2012

Dynamic Energy Alliance Corporation
(formerly Mammatech Corporation)

 (Exact name of registrant as specified in its charter)

Florida	0-11050	59-2181303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

Memphis Clark Tower 5100 Popular Avenue, Ste. 2700 Memphis, TN	38137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 414-0003

233 North Garrard, Rantoul, IL 61866
 (Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future. We caution readers that any forward-looking statements are not guarantees of future performance and that actual results could differ materially from those contained or implied in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the terms and conditions of the agreement described herein. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations about the Company’s future performance and the future performance of the entity being acquired, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s recent Annual Reports on Form 10-K, and the Company’s recent Quarterly Reports , filed with the SEC, not all of which are known to the Company. The Company will update this forward-looking information only to the extent required under applicable securities laws. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

ITEM 8.01	OTHER EVENTS

On March 31, 2012, Dynamic Energy Development Corporation, a Delaware corporation (“DEDC”), a wholly owned subsidiary of Dynamic Energy Alliance Corporation, a Florida corporation (“DEAC”), entered into a non-binding Term Sheet (the “Term Sheet”) with R.F.B., LLC (“RFB”), pursuant to which RFB agreed to license and assign to DEDC a Non-Provisional Patent Application (the “Application”), for a confidential aggregate purchase price of shares of DEAC’s restricted common stock, contingent upon preparation and execution of a “Definitive Agreement” covering the transaction, and the completion of certain other closing conditions to be performed by both RFB and DEDC.

The "Definitive Agreement" is to be executed on or before April 30, 2012, with a subsequent date of closing (the "Closing Date"), to be mutually agreed to by RFB and DEDC.

Pursuant to the Term Sheet, RFB will assign and grant to DEDC, an exclusive, worldwide license and right in and to RFB’s catalyst(s) and reactor technology relating to the recovery of high value organics from the processing of scrap tires (the “RFB Technology”).  RFB consents that DEDC may utilize the RFB Technology in (a) the development and manufacture of goods and products; and (b) the design, construction and modification of plants (new and existing). Further, RFB will allow DEDC to sell to third parties (i) goods and products produced by utilization of RFB Technology; and (ii) plants utilizing RFB Technology.

As additional consideration, RFB shall also receive a revenue share of the high-value organic compounds produced by DEDC and/or its assigns, utilizing the RFB catalysts(s) and reactor technology; and (b) a percentage of the net profits realized from the recovery of energy products recovered from oil sands or tar sands. The anticipated term of the license shall be the greater of (i) twenty five (25) years and (ii) twenty (20) years from the notice of allowance relative to the Application. The specific compensation terms of the license are based on trade secrets, that are considered confidential and therefore are not being released.

On April 9, 2012, DEAC plans to issue a press release announcing the execution of the Term Sheet. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Exhibit Number	Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC ENERGY ALLIANCE CORP.

Dated: April 5, 2012	By:	/s/ James Michael Whitfield
James Michael Whitfield
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director